Exhibit 3.2

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STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

INCORP SERVICE, INC
2360 CORPORATE CIRCLE STE 400
HENDERSON, NV 89074-7722

Job:C20120425-0091
April 26, 2012

Special Handling Instructions:
AMD EMAILED 04/26/12 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20120286419-65	4/24/2012 5:59:40 AM	1	$175.00	$175.00
Total					$175.00

Payments

Type	Description	Amount
Billed	750915	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

INCORP SERVICE, INC
2360 CORPORATE CIRCLE STE 400
HENDERSON, NV 89074-7722

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Filed in the office of	Document Number 20120286419-65
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 04/24/2012 5:59 AM
	Entity Number E0563372010-9

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Streamline Resources, Inc (E0563372010-9)

2. The articles have been amended as follows (provide article numbers, if available):

The name has been changed to: Priced In Corp

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators [X], or of the board of directors [ ] (check one box only)

4. Effective date of filing (optional): 4/20/12 (must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

X ______________________ Signature   X ______________________ Signature

* If more than two signatures, attach an 8 1/2x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.